UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

September 8, 2011

Commission File Number	Registrant	State of Incorporation	IRS Employer Identification Number

1-7810 2-38960	Energen Corporation Alabama Gas Corporation	Alabama Alabama	63-0757759 63-0022000

605 Richard Arrington Jr. Boulevard North Birmingham, Alabama	35203
(Address of principal executive offices)	(Zip Code)

(205) 326-2700

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

Energen Corporation (the “Company”) consolidated earnings per share and subsidiary net incomes are components of the fiscal year 2011 performance objectives for the Company’s Annual Incentive Compensation Plan (“AICP”). In setting these objectives, management and the Officer Review Committee (“ORC”) of the Company’s Board of Directors did not anticipate that the Company might enter into derivative transactions extending beyond December 31, 2011, unless such transactions qualified for cash flow hedge accounting. The Company has recently entered into derivative transactions extending beyond December 31, 2011, which do not qualify for cash flow hedge accounting (“Mark-to-Market Transactions”) and may enter into additional Mark-to-Market transactions during the third and fourth quarters of 2011. Mark-to-Market Transactions are recorded at fair value with gains or losses recognized in operating revenues in the period of change.

It is the ORC’s intent that Mark-to-Market Transaction gains or losses not impact the payment of 2011 incentives. In the event that Mark-to-Market Transactions result in net gains for 2011, the ORC intends to exercise its discretionary authority to reduce incentives paid under the AICP by excluding such gains from the calculation of earnings per share and net income in measuring the attainment of 2011 performance objectives under the AICP. In the event that Mark-to-Market Transactions result in net losses for 2011, the ORC intends to recommend that the Board of Directors award incremental discretionary bonuses such that the sum of a participant’s AICP bonus plus such participant’s discretionary bonus equals the bonus that would have been paid under the AICP if there had been no 2011 Mark-to-Market Transactions. The Company cannot estimate amounts payable to any officers under the AICP as of the date hereof.

ITEM 7.01	Regulation FD Disclosure

In a change from prior practice, the Company has recently entered into future year production derivative transactions which do not qualify for cash flow hedge accounting. These derivative transactions will be accounted for as mark-to-market transactions and recorded at fair value with gains or losses recognized in operating revenues in the period of change. The Company’s prior practice has been to structure such transactions with the expectation that they will qualify for cash flow hedge accounting.

On September 12, 2011, the Company issued a press release announcing the recent mark-to-market derivative transactions. The press release is attached hereto as Exhibit 99.1.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are furnished as part of this Current Report on Form 8-K.

Exhibit Number:

99.1	Press Release dated September 12, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGEN CORPORATION ALABAMA GAS CORPORATION

September 13, 2011	By /s/ Charles W. Porter, Jr.
Charles W. Porter, Jr. Vice President, Chief Financial Officer and Treasurer of Energen Corporation and Alabama Gas Corporation

EXHIBIT INDEX

EXHIBIT NUMBER		DESCRIPTION

99.1	*	Press Release dated September 12, 2011

* This exhibit is furnished to, but not filed with, the Commission by inclusion herein.

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